Exhibit 99.1

REMARKETING TERMS SUMMARY

On October 21, 2009, the Class A-4 Notes were successfully remarketed.  On October 26, 2009, the Class A-4 Notes will be reset from their current terms to the following terms which will be applicable until the final maturity date for the Class A-4 Notes:

Original principal amount	$589,511,000
Current outstanding principal amount	$589,511,000
Principal amount being remarketed	$589,511,000
Remarketing Terms Determination Date	October 14, 2009
Notice Date	October 16, 2009
Spread Determination Date	October 21, 2009
Current reset date	October 26, 2009
All Hold Rate	N/A
Next applicable reset date	N/A
Interest rate mode	Floating
Index	Three-Month LIBOR
Spread	Plus 0.40%
Day-count basis	Actual/360